   As filed with the Securities and Exchange Commission on December 14, 1998
                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                             ---------------------

                         Chart House Enterprises, Inc.
             (Exact name of registrant as specified in its charter)

                 Delaware                               33-0147725
      (State or other jurisdiction of      (I.R.S. Employer Identification No.)
       incorporation or organization)

       640 North LaSalle, Suite 295
            Chicago, Illinois                             60610
 (Address of principal executive offices)               (Zip Code)

                         Chart House Enterprises, Inc.
                       1998 Employee Stock Purchase Plan
                           (Full title of the plan)

                               Susan Obuchowski
                                   Secretary
                         Chart House Enterprises, Inc.
                           640 N. LaSalle, Suite 295
                            Chicago, Illinois 60610
                                (312) 266-1100
                     (Name, address, and telephone number,
                  including area code, of agent for service)

                             ---------------------

                        CALCULATION OF REGISTRATION FEE

==================================================================================================
                                            Proposed           Proposed
    Title of             Amount              Maximum           Maximum               Amount of
Securities to be         to be              Offering          Aggregate           Registration Fee
   Registered          Registered           Price Per          Offering
                                              Share             Price
--------------------------------------------------------------------------------------------------
Common Stock,        250,000 shares (1)     $5.3125 (2)     $1,328,125.00 (2)         $370.00
 $.01 par value
==================================================================================================


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low sale prices of the common stock reported on the New York Stock Exchange on December 8, 1998.

================================================================================

                                    PART II
                          INFORMATION REQUIRED IN THE
                            REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents (Commission File No. 1-9684) heretofore filed with the Securities and Exchange Commission (the "Commission") by Chart House Enterprises, Inc., a Delaware corporation (the "Company"), or the Chart House Enterprises, Inc. 1998 Employee Stock Purchase Plan (the "Plan"), are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 29, 1997;

     (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 30, 1998, June 29, 1998 and September 28, 1998; and

     (c) The description of the Company's Common Stock, $.01 par value, which is contained in the Company's Registration Statement on Form 8-A filed with the Commission on July 20, 1989, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and all documents filed by the Plan pursuant to Section 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Certificate of Incorporation of the Company, as amended, (the "Certificate of Incorporation") provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (the "DGCL") (involving certain unlawful dividends or stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation further provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Company shall be further eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The Certificate of Incorporation also provides that any repeal or modification of such provisions shall not adversely affect any right or protection of a director of the Company for any act or omission occurring prior to the date when such repeal or modification became effective.

     Under Section 145 of the DGCL, the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the Company and (ii) with respect to any criminal action or proceeding, if such person had no reasonable cause to believe such conduct was unlawful.

    Also under Section 145 of the DGCL, the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper. Any indemnification discussed above (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth above. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum or
(ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent that any person has been successful on the merits or otherwise in defending any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such officer or director is not entitled to be indemnified by the Company as authorized in Section 145 of the DGCL. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     The indemnification and advancement of expenses provided for, or granted pursuant to, Section 145 of the DGCL are not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and the Company may purchase and maintain insurance against liabilities asserted against any former or current director, officer, employee or agent of the Company, or a person who is or was serving at the request of the Company as a director, officer, employee or agent of another Company partnership, joint venture, trust or other enterprise whether or not the power to indemnify such person is provided by
Section 145 of the DGCL.

     The Bylaws of the Company (the "Bylaws") provide that (i) the Company is required to indemnify its officers and directors to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the Company is required to advance expenses to its officers and directors as incurred, provided that they undertake to repay the amount advanced if it is ultimately determined that they are not entitled to indemnification; (iii) an officer or director may bring suit against the Company if a claim for indemnification is not timely paid; and (iv) the stockholders and directors of the Company may not retroactively amend the Bylaw provisions relating to the indemnification of officers and directors of the Company in a way which is adverse to its officers or directors or former officers and directors. Moreover, the Bylaws provide that the Company must maintain insurance to the extent reasonably available, at its expense, to protect itself and any director, officer, employee or agent of the Company against any such loss, expense or liability whether or not the Company would have the power to indemnify such person against such loss, expense or liability.

     The Company maintains an officers' and directors' liability insurance policy insuring the Company's officers and directors against certain liabilities and expenses incurred by such persons in such capacities. In addition, the Bylaws authorize the Company to enter into indemnification agreements with its directors, officers, employees or agents. Although the Company has no present intention of entering into indemnification agreements, it may do so in the future.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     Exhibit
       No.    Description
     -------  -----------
       4.1    Restated Certificate of Incorporation of the Company
              (incorporated by reference to an exhibit to Amendment No. 1 to the Company's Registration Statement on Form S-1, dated
              October 6, 1987 (Registration No. 33-16795)).

       4.2    Certificate of Amendment of Restated Certificate of
              Incorporation of the Company (incorporated by reference to an exhibit to the Company's Registration Statement on Form S-1 dated October 14, 1989 (Registration No. 33-30089)).

       4.3 Certificate of Amendment of Certificate of Incorporation of the Company dated May 6, 1998 (incorporated by reference to Exhibit 4.3 to Amendment No. 2 to the Company's Registration Statement on Form S-3, dated May 29, 1998 (Registration
              No. 33-16795)).

       4.4 Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 4.4 to Amendment No. 2 to the Company's Registration Statement on Form S-3, dated May 29, 1998 (Registration No. 33-16795)).

       4.5 Second Amended and Restated Credit Agreement dated as of June 27, 1997 among Chart House, Inc., as borrower, the Company and Big Wave, Inc., as guarantors, and BankBoston, N.A., as agent, and Sumitomo Bank of California, as security agent (incorporated by reference to Exhibit 10.1(1) to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997).

       4.6*   Chart House Enterprises, Inc. 1998 Employee Stock Purchase
              Plan.

       5*     Opinion of Sidley & Austin.

       23.1*  Consent of Arthur Andersen LLP.

       23.2*  Consent of Sidley & Austin (contained in Exhibit 5).

       24* Power of Attorney (included on the signature page of this registration statement).
-------------------
* Filed herewith.

Item 9.  Undertakings.

     (a) The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remained unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on this 14th day of December, 1998.

                                     CHART HOUSE ENTERPRISES, INC.


                                     By: THOMAS J. WALTERS
                                         --------------------------------------
                                         Thomas J. Walters
                                         President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Thomas J. Walters and Cynthia T. Quigley, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated, on this 14th day of December, 1998.


              Signature                                  Title
              ---------                                  -----

            THOMAS J. WALTERS             Director, President and
--------------------------------------    Chief Executive Officer
            Thomas J. Walters             (principal executive officer)



            CYNTHIA T. QUIGLEY            Chief Financial Officer
--------------------------------------    (principal financial and accounting
            Cynthia T. Quigley            officer)




             F. PHILIP HANDY              Director
--------------------------------------
             F. Philip Handy




             BARBARA R. ALLEN             Director
--------------------------------------
             Barbara R. Allen




            LINDA WALKER BYNOE            Director
--------------------------------------
            Linda Walker Bynoe




       WILLIAM M. DIEFENDERFER III        Director
--------------------------------------
       William M. Diefenderfer III




             STEPHEN OTTMANN              Director
--------------------------------------
             Stephen Ottmann




               SAMUEL ZELL                Director
--------------------------------------
                Samuel Zell

     The Plan. Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on their respective behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 14th day of December, 1998.


                           CHART HOUSE ENTERPRISES, INC. 1998
                           EMPLOYEE STOCK PURCHASE PLAN


                           By:     WILLIAM M. DIEFENDERFER III
                              --------------------------------------
                              William M. Diefenderfer III
                              A member of the Compensation Committee
                              of the Board of Directors of the
                              Company in its capacity as the
                              administrator for the Plan.

                                 EXHIBIT INDEX
                                 -------------

Exhibit No.   Description
-----------   -----------

   4.1 Restated Certificate of Incorporation of the Company (incorporated by reference to an exhibit to Amendment No. 1 to the Company's Registration Statement on Form S-1, dated October 6, 1987 (Registration No. 33-16795)).

   4.2 Certificate of Amendment of Restated Certificate of Incorporation of the Company (incorporated by reference to an exhibit to the Company's Registration Statement on Form S-1 dated October 14, 1989 (Registration No. 33-30089)).

   4.3 Certificate of Amendment of Certificate of Incorporation of the Company dated May 6, 1998 (incorporated by reference to Exhibit
              4.3 to Amendment No. 2 to the Company's Registration Statement on Form S-3, dated May 29, 1998 (Registration No. 33-16795)).

   4.4 Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 4.4 to Amendment No. 2 to the Company's Registration Statement on Form S-3, dated May 29, 1998 (Registration No. 33-16795)).

   4.5 Second Amended and Restated Credit Agreement dated as of June 27, 1997 among Chart House, Inc., as borrower, the Company and Big Wave, Inc., as guarantors, and BankBoston, N.A., as agent, and Sumitomo Bank of California, as security agent (incorporated by reference to Exhibit 10.1(1) to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997).

   4.6*       Chart House Enterprises, Inc. 1998 Employee Stock Purchase Plan.

   5*         Opinion of Sidley & Austin.

   23.1*      Consent of Arthur Andersen LLP.

   23.2*      Consent of Sidley & Austin (contained in Exhibit 5).

   24* Power of Attorney (included on the signature page of this registration statement).

-----------------------
*Filed herewith.